UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2023
AXOGEN, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota
(State or Other Jurisdiction of
Incorporation or Organization)
001-36046
(Commission File Number)

41-1301878
(I.R.S. Employer Identification No.)

13631 Progress Boulevard, Suite 400 Alachua, Florida
(Address of principal executive offices)

32615
(Zip Code)
(386) 462-6800
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	AXGN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On March 12, 2023, the Department of the Treasury, Federal Reserve and the Federal Deposit Insurance Corporation (“FDIC”) issued a joint press release announcing that “Secretary Yellen approved actions enabling the FDIC to complete its resolution of Silicon Valley Bank, Santa Clara, California, in a manner that fully protects all depositors. Depositors will have access to all of their money starting Monday, March 13.” The news came after SVB was closed by the California Department of Financial Protection and Innovation on March 10, 2023, which appointed the FDIC as receiver.

Axogen, Inc. (the “Company) currently maintains approximately $8 million of cash with SVB, the Company’s sole depositor, which funds based on the announcement became available today, March 13, 2023. The majority of the Company’s other cash, cash equivalents and investments, consisting of a variety of short-term and high-credit treasury and corporate bonds and other liquid investments, is held in custodial accounts with U.S. Bank for which SVB Asset Management is the advisor. The Company has opened new brokerage accounts with JP Morgan Chase (“JP Morgan”) and has made arrangements to promptly move such cash, cash equivalents and investments held by U.S. Bank into the new accounts with JP Morgan. The Company is in the process of opening other accounts with JP Morgan for operations.

The information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing under the Securities Act or Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements about the Company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the Company’s ability to transfer the majority of its cash, cash equivalents and investments into JP Morgan accounts, timing of recoverability of the Company’s cash deposits at SVB, the Company’s ability to continue operations, including meet payroll, customer and supplier obligations, and the Company’s belief that its existing cash and cash equivalents and investments, as well as cash provided by product sales, will be sufficient through at least the next 12 months. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s financial and operating results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements, including risks and uncertainties related to the uncertain receivership process and the actions of government agencies, including the FDIC, risk and uncertainties related to finding alternative banking arrangements and access to cash, as well as the factors discussed in the “Risk Factors” section contained in the quarterly and annual reports that the Company files with the Securities and Exchange Commission. The forward-looking statements herein are representative only as of the date they are made and, except as required by applicable law, the Company assumes no responsibility to publicly update or revise any forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Dated: March 13, 2023	By:	/s/ Bradley L. Ottinger
Bradley L. Ottinger
General Counsel and Chief Compliance Officer